UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	February 13, 2006

Bluestar Health, Inc.
(Exact name of registrant as specified in its charter)

Colorado	000-08835	84-0736215
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

19901 Southwest Freeway, Suite 209 Sugar Land, Texas 77479
(Address of principal executive offices) (zip code)

(281) 207-5484
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.

On February 13, 2006, Bluestar Health, Inc., a Colorado corporation (referred to as “We” or “Bluestar”) entered into an Asset Purchase Agreement (the “Purchase Agreement”) by and among Bluestar and Bluestar Acquisition, Inc., a Texas corporation and a wholly-owned subsidiary of Bluestar (the “Bluestar Subsidiary”), on the one hand, and Gold Leaf Homes, Inc., a Texas corporation (“Gold Leaf”) and Tom Redmon, the sole shareholder of Gold Leaf (“Redmon”), on the other hand, whereby the Bluestar Subsidiary agreed to acquire substantially all of Gold Leaf’s assets in exchange for 37,000,000 shares of our common stock.

On February 13, 2006, in connection with the Purchase Agreement, we entered into a Transitional Agreement (the “Transitional Agreement”) with Alfred Oglesby, our president and sole director (“Oglesby”), and Gold Leaf whereby we agreed that for the term of the Transitional Agreement (i) Oglesby will receive a bonus of 3% of the revenues of each company or assets acquired by Bluestar, payable quarterly in either (a) cash or (b) Bluestar’s common stock, at Oglesby’s discretion; (ii) we will not issue shares of our common stock that will be registered on a Form S-8 for a period of 12 months without Oglesby’s written consent; (iii) we will not issue preferred stock or effectuate a reverse stock split without Oglesby’s written consent; (iv) we will increase revenues in 2006 by at least 10% over Gold Leaf’s 2005 numbers; (v) we will complete at least one acquisition of another company in the same or a related industry to Gold Leaf in 2006; and (vi) we will remove the restrictive legend on any shares of our stock owned by Oglesby or his assigns as soon as possible in compliance with Federal and state securities laws and upon request by Oglesby.

On February 13, 2006, in connection with the Purchase Agreement, we entered into an Escrow Agreement (the “Escrow Agreement”) with Gold Leaf, Oglesby, Redmon, and The Lebrecht Group, APLC (the “Agent”) whereby we agreed to deliver to the Agent the 37,000,000 shares of our common stock, issued in the name of Gold Leaf and accompanied by an irrevocable stock power, to be delivered to Gold Leaf upon the fulfillment of its obligations under the Purchase Agreement and the Transitional Agreement.

On February 13, 2006, in conjunction with the Purchase Agreement, we entered into a Consulting Agreement (the “Consulting Agreement”) with Oglesby whereby we agreed to pay Oglesby 1,000,000 shares of our common stock that will be registered on a Form S-8 and issued to Oglesby no later than 30 days after the closing of the transactions contemplated by the Purchase Agreement in exchange for Oglesby’s agreement to provide consulting services to the Company’s officers and directors over the 12 month period following the date of the Consulting Agreement. In addition, we agreed to issue 2,000,000 shares of our common stock that will be registered on a Form S-8 to Oglesby if we list securities on a national securities exchange, including the NASDAQ Small Cap Market, during the term of the Consulting Agreement.

Item 1.02	Termination of a Material Definitive Agreement.

On February 13, 2006, we terminated that certain Reorganization and Purchase Agreement dated October 15, 2005 (the “Reorganization Agreement”), by and among Bluestar, Oglesby, and Blue Cat Holdings, Inc., a Texas corporation wholly owned by Oglesby (“Blue Cat”), on the one hand, and Gold Leaf and Redmon, on the other hand, wherein (i) we agreed to acquire all of the issued and outstanding common stock of Gold Leaf from Redmon in exchange for 37,000,000 shares of our common stock, (ii) we agreed to sell substantially all of our assets to Blue Cat, on or about November 30, 2005, as consideration for amounts owed to Oglesby and in exchange for (a) Blue Cat’s assumption of Bluestar’s liabilities and (b) Blue Cat’s indemnification of Bluestar for present and future liabilities related to said purchased assets, (iii) Redmon agreed to purchase 250,000 shares of Bluestar restricted common stock from Oglesby for $300,000, (iv) we agreed to issue a promissory note to Oglesby in the amount of $130,000 as consideration for amounts owed to Oglesby, and (v) we agreed to file an amendment to our Articles of Incorporation to increase our authorized common stock from 40,000,000 shares to 100,000,000 shares and change our name to a name chosen by Gold Leaf. We terminated the Reorganization Agreement because during the course of our due diligence, it became apparent that it was in the best interests of our shareholders to structure the transactions contemplated by the Reorganization Agreement differently.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On February 13, 2006, the Bluestar Subsidiary, our wholly-owned subsidiary, completed the acquisition of substantially all of Gold Leaf’s assets, including but not limited to, contracts to build over $5,000,000 in custom homes in the Houston, Texas area, sales agreements, and office assets, in exchange for 37,000,000 shares of our common stock. There was no material relationship with Gold Leaf or its officers, directors, and shareholders prior to entering into the Purchase Agreement.

Item 3.02	Unregistered Sales of Equity Securities.

On February 13, 2006, pursuant to the Purchase Agreement, we agreed to issue 37,000,000 shares of our common stock in the name of Gold Leaf and deliver said shares to the Agent pursuant to the Escrow Agreement in exchange for substantially all of Gold Leaf’s assets. The issuance is exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, and the shareholder is a sophisticated investor and familiar with our operations.

On February 13, 2006, we issued a Convertible Promissory Note in the principal amount of $150,000, bearing an interest rate of 10%, and convertible into our common stock at a conversion price of $0.10 per share, to Oglesby as consideration for amounts we owed to Oglesby for advances previously made to us by Oglesby.

Item 5.01	Changes in Control of Registrant.

On February 13, 2006, pursuant to the Purchase Agreement, we agreed to issue 37,000,000 shares of our common stock (the “Shares”) in the name of Gold Leaf and delivered said shares to the Agent pursuant to the Escrow Agreement in exchange for substantially all of Gold Leaf’s assets (the “Issuance”). The Shares will be delivered to Gold Leaf upon the fulfillment of its obligations under the Purchase Agreement and the Transitional Agreement. As a result of the Issuance, Gold Leaf became the beneficial owner of approximately 73% of our common stock and therefore acquired voting control of Bluestar.

Item 9.01	Financial Statements

We have not included the financial statements or pro forma financial statements for Gold Leaf with this filing, but will file an amended 8-K with those financial statements on or before April 29, 2006, as required.

EXHIBITS

10.1	Asset Purchase Agreement dated February 13, 2006.

10.2	Transitional Agreement dated February 13, 2006.

10.3	Escrow Agreement dated February 13, 2006.

10.4	Consulting Agreement dated February 13, 2006.

10.5	Convertible Promissory Note dated February 13, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 14, 2006	Bluestar Health, Inc.,
a Colorado corporation

/s/ Alfred Oglesby
By: Alfred Oglesby
Its: President